Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCES

Tempe, AZ - January 5, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the 1st Annual Wolfe Research Refiners Conference, in Boston, on Tuesday, January 6, 2015. The meeting materials will be available beginning Tuesday, January 6, 2015, on the Investors section of Northern Tier’s website at www.ntenergy.com.

Management will also participate in the Goldman Sachs Global Energy Conference 2015, in Miami, on Wednesday, January 7, 2015. The meeting materials will be available beginning Wednesday, January 7, 2015, on the Investors section of Northern Tier’s website at www.ntenergy.com.

The meeting materials from both conferences will remain available on www.ntenergy.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier operates a 96,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 80 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.ntenergy.com.